Exhibit  III

                             to

                        Schedule  13G

                         Under  the

               Securities Exchange Act of 1934




Pursuant to Rule 13d-1(f)(1), American Express Financial
Advisors Inc. (formerly IDS Financial Corporation) affirms that it is individually eligible to use Schedule 13G and agrees that this Schedule is filed in its behalf.



American Express Financial Advisors Inc.
(formerly IDS Financial Corporation)




By:          /s/J.R. Amundson
Name:           J.R. Amundson
Title:          Vice President - Investment Accounting Operations